CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN REDACTED PROVISIONS OF THIS AGREEMENT. THE REDACTED PROVISIONS ARE IDENTIFIED BY THREE ASTERISKS ENCLOSED BY BRACKETS AND UNDERLINED. THE CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                                    EXHIBIT 10.1

[buy.com logo]      SUPPLY AND FULFILLMENT AGREEMENT

     This Supply and Fulfillment Agreement ("Agreement") is effective as of March 6, 2001 ("Effective Date") by and between Buy.Com Inc., a Delaware corporation, ("Buy.Com"), and Direct Source Distributing, Inc. a Texas corporation, ("Distributor").

                                R E C I T A L S

     A. Buy.Com is in the business of operating an Internet superstore through an e-commerce enabled Web site offering a comprehensive selection of goods through several specialty stores within its Web site.

     B. Distributor is in the business of distributing and fulfilling products in the electronics and clearance product categories.

     C. Buy.Com and Distributor desire to enter into this Agreement to provide the terms upon which Distributor will provide distribution and fulfillment services to Buy.Com in the electronics and clearance product categories.

                               A G R E E M E N T

     NOW THEREFORE, in consideration of the mutual promises and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Development and Operation of the Web Site.  Buy.Com shall create,
          -----------------------------------------
operate and maintain a web site that allows shoppers to browse, select and purchase electronics and clearance products online (the "Web Site"). Buy.Com shall be responsible for maintaining the Web Site's front-end and user interface during the Term. Buy.Com shall also be responsible for receiving, validating and executing the purchase transaction associated with product orders placed by customers of the Web Site.

     2.   Distributor's General Fulfillment Obligations.  Distributor agrees to
          ---------------------------------------------
fulfill and distribute Buy.Com's requirements of all electronics and clearance products carried in

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Distributor's inventory that are ordered by Buy.Com on behalf of its customers (the "Products"). Such distribution and fulfillment shall be performed in accordance with the terms and conditions of this Agreement and the Buy.Com Distributor's Operation Manual, attached hereto as Exhibit A (the "Operations Manual"). Distributor also agrees to provide buying, inventory management, merchandise planning, fulfillment, shipping, storage and returns services for the Products as described in this Agreement and in the Operations Manual.

     3.   Products.
          --------

          a.   Product Inventory.  Distributor shall make available to Buy.Com
               -----------------
all of the products that it carries in its inventory from time to time during the Term. Upon the Effective Date of this Agreement, Distributor shall maintain an aggregate of approximately [***] unique SKUs in the product categories listed on Exhibit B attached hereto. Distributor shall maintain a SKU selection of comparable brand quality and breadth within such product categories during the Term. In addition, Distributor will use its commercially reasonable best efforts to expand the current SKU selection within existing product categories and expand into new product categories of electronics and clearance products during the Term. Distributor also agrees to use its commercially reasonable best efforts to maintain its ability to distribute, and Buy.Com's ability to resell, products from manufacturers that are currently authorized for resale over the Internet. Further, Distributor shall endeavor to cause other vendors and manufacturers to allow Distributor to distribute, and Buy.Com to resell, products that are currently unauthorized for resale over the Internet.

          b.  Reserve and Segregated Inventory.  From time to time Buy.Com may
              --------------------------------
identify certain Products to be reserved for Buy.Com subject to the terms and conditions of the Operations Manual, upon receipt of a buy.com Purchase Order committing to purchase the Products. Distributor shall reserve such Products for Buy.Com [***]. In the event it becomes commercially unfeasible to reserve products, Distributor shall not be obligated to reserve products for Buy.com.

          c.  Priority/Constrained Product.  Distributor shall reserve
              ----------------------------
constrained products for Buy.Com on terms that are [***] in accordance with the terms of the Operations Manual. In addition, Distributor shall support any allocation of inventory designated by particular manufacturers to be received by Buy.Com. Buy.Com shall not be limited with respect to the quantity of advanced orders that it places with Distributor for such constrained products.

          d.  Markdowns.  Distributor shall offer Buy.Com various products
              ---------
during the Term at prices [***].

          e.  Product Information.  Distributor shall provide timely, accurate
              -------------------
and properly formatted Product pictures, images, literature, descriptions, vendor links, price information, product reviews and all other content that Distributor has, or receives from time to time during the Term, for the Products to allow for "live" posting on the Buy.Com site (the "Product Information").
The Product Information, including updated Production Information, shall be free of charge to Buy.Com. Such materials shall be updated regularly as provided in the Operations Manual. All Product information shall be maintained and updated by Distributor on

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

an individual SKU basis. Where available, Distributor will provide Buy.Com with the manufacturer's suggested retail price, along with any product information and marketing materials that Distributor has received. Distributor has all rights and licenses necessary to permit Buy.Com to use and display such Product Information and materials on the Web Site and to market, resell and distribute such Products to its customers, including without limitation, all rights and licenses necessary with respect to the use and display of the Product Information and brand names, logos and trademarks of the applicable manufacturers and suppliers of the Products.

          f.   Product Database.  Distributor shall provide to Buy.Com a
               ----------------
database, maintained and updated by Distributor, in accordance with the specifications of the Operations Manual (the "Product Database"). The Product Database shall contain information regarding all of the products that Distributor carries in its inventory from time to time during the Term. Such information shall include, without limitation, SKU numbers, product availability, catalog product descriptions, pricing and such other information as Buy.com shall reasonably request. Distributor shall update this information in accordance with the terms of the Operations Manual. Such updates shall include, without limitation, the addition of SKU numbers and other information for added SKUs, the removal of SKU numbers and other information for unavailable SKUs (including predictive measurements for availability), revised SKU availability, updated product descriptions, pricing and other information that is reasonably required by Buy.Com.

          g.   SKU Management.  Distributor shall provide SKU management for SKU
               --------------
bundling, promotional SKUs and SKU substitution in accordance with the terms of the Operating Manual.

          h.   Distributor/Dealer Status.  In discussions with manufacturers and
               -------------------------
vendors, the parties will cooperate to establish distributor status for Distributor and Authorized Dealer status for Buy.Com.

     4.   License.
          -------

          a.   License to Product Information and Product Database.  Distributor
               ---------------------------------------------------
grants to Buy.Com, a fully-paid, nontransferable, nonexclusive license for the Term of this Agreement to use and distribute or display the Product Information and the Product Database in connection with the promotion and sale of Products.

     5.   Order Processing.
          ----------------

          a.   Order Submittal.  Buy.Com's purchase orders for Products shall be
               ---------------
submitted to Distributor electronically via EDI, or otherwise in accordance with the procedures set forth in the Operations Manual. Distributor shall maintain EDI capability in accordance with the Operations Manual in order to receive, process, confirm and record product orders in the time frame established in the Operations Manual. All purchase orders issued under this Agreement shall be subject to the terms and conditions of the Operations Manual.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

          b.   Distributor's Order Confirmation.  Distributor  shall confirm its
               --------------------------------
receipt of Product orders and provide such other information as is required by the Operations Manual.

          c.   Distributor's Technical Standards.  Distributor shall maintain
               ---------------------------------
EDI capability during the Term and process transactions according to the specifications set forth in the Operations Manual. Distributor shall also maintain the other technical standards set forth in the Operations Manual.

     6.   Order Fulfillment.  In addition to the general terms of this
          -----------------
Section 6, service level requirements for order fulfillment shall also be governed by the terms of the Operations Manual.

          a.   Fulfillment Undertaking.  Distributor shall provide order
               -----------------------
fulfillment (picking, packing and shipping) for Buy.Com customers who purchase Products from the Web Site. Distributor shall assemble, package and ship all orders in accordance with the specifications of the Operations Manual. Orders will be packaged with no reference to Distributor and, whenever practicable, Distributor will package and ship SKUs in a single order together.

          b.   Common Carriers. All shipments will be made using Distributor-
               ---------------
approved carriers, among which includes, without limitation, UPS, USPS and Federal Express. Distributor shall specify by written notice to Buy.Com the carriers that are approved and the types of service to be offered. Distributor shall ship in accordance with the type of delivery specified in each customer's order, or as otherwise specified in the Operations Manual. Any upgrades in shipment from that specified by the customer will be without any additional charge to Buy.Com or the customer. Distributor will also negotiate with each carrier to receive the latest pull times available in order to provide same day shipment on the maximum number of orders.

          c.   Risk of Loss.  All Shipments under this Agreement shall be F.O.B.
               ------------
Distributor's shipping facility. Title and risk of loss shall pass to Buy.Com upon Distributor's delivery of the Product to the common carrier at the point of shipment. Buy.Com and/or the shipper shall be responsible for damage and loss of the Product during shipment to the Customers. In the event of shipping damage or orders lost during shipment, Distributor will use commercially reasonable efforts to process, on Buy.com's behalf, freight claims associated with lost or damaged Products.

          d.   Shipping.  Distributor shall ship orders with Buy.Com packing
               --------
slips, invoices and labels and with no reference to Distributor, and otherwise in accordance with the Operations Manual. Unless otherwise specified, Products shall be prepared for shipment and shipped in a manner which is: (1) in accordance with good commercial practice, (2) acceptable to the customer's specified shipper, and (3) adequate to insure safe arrival of the Product at the destination. Other Distributor requirements for shipping are described in the Operations Manual.

          e.   Inventory Warehouse.  Distributor's inventory shall be maintained
               -------------------
at facilities owned or controlled by Distributor. Distributor shall be responsible for warehousing, at its own expense, all products sold through the Web Site.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

          f.   Communications and Reports.  All Product orders transmitted by
               --------------------------
Buy.Com to Distributor and all confirmations of Product orders, shipments and reports transmitted by Distributor shall be provided in a form reasonably acceptable to Buy.Com and shall be communicated electronically via EDI in accordance with the Operations Manual. Both parties will endeavor to maximize their communication link up with the joint goal of attaining "real time" and positive operational efficiencies. This includes, but is not limited to, inventory availability, order processing, order status, shipment tracking, pricing and accounting, and such other communications as may be expanded per the Operations Manual. Distributor shall transmit to Buy.Com, via EDI, the reports required pursuant to the Operations Manual.

          g.   Operations Manual.  The Operations Manual for Buy.Com's
               -----------------
Distributors is subject to change at Buy.Com's sole discretion, provided that no such change shall materially increase the operational or economic obligations of Distributor hereunder without Distributor's consent; changes will be incorporated with prior notification and discussion with Distributor. Changes will be oriented to improve operational efficiencies and to obtain "real time" communication.

          h.   Customer Service/Account Support.  Buy.Com shall be responsible
               --------------------------------
for providing customer support to customers of the Web Site. Subject to the terms of the Operation Manual, Distributor shall provide to Buy.Com Product inventory levels and availability, order and shipping confirmation, order tracking information as made available to Distributor by the common carrier, and such other Product and order information that is commercially reasonably available to Distributor.

          Distributor shall designate an account manager that is responsible for the oversight of the business relationship between Buy.Com and Distributor, the management of the dedicated customer service representatives and any performance and service issues that may arise during the Term as set forth in the Operations Manual.

     7.   Returns.  The product return policy and process is set forth in the
          -------
Operations Manual.

     8.   Customer Data.  All information and other data collected from
          -------------
customers' use of the Web Site and the placement of orders shall be the exclusive property of Buy.Com and Confidential Information of Buy.Com under
Section 20 of this Agreement. Such information and data shall not be provided or disclosed to Distributor except as reasonably necessary to perform its obligations under this Agreement and may be used by Distributor only as reasonably necessary to perform its obligations under this Agreement.

     9.   Export of Products.  The distribution and fulfillment of
          ------------------
Distributor's product inventory shall take place within the United States and may include other international territories that the parties shall mutually agree during the Term. Distributor shall grant Buy.Com the necessary export rights and provide the necessary capability to fulfill international orders during the Term in accordance with the Operations Manual.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

     10.   Prices and Payment.
           ------------------

           a.   Product Prices.
                --------------

                (i) The prices at which Buy.Com purchases Product from Distributor is, and shall continue to be, [***].

                (ii) Distributor shall credit to Buy.Com any funds received by Distributor from their product vendors upon the satisfaction of vendor rebate programs; provided however, that Buy.Com shall only be entitled to receive a percentage of such vendor rebates equal to [***].

                (iii) All prices are in U.S. dollars and do not include applicable U.S. federal or state sales or use taxes, which shall be included in Customer invoices and shall be the responsibility of Buy.Com for the applicable Product shipment.

           b.   Shipping Costs.  Shipping rates for Buy.Com shall be as [***],
                --------------
and will include detail on an order by order basis. Buy.Com will set shipping prices to be charged to customers. Buy.Com will be credited with any rebates received by Distributor for volume discounts, claim refunds and time in transit refunds.

           c.   Payment.  Distributor will invoice Buy.Com for the Products and
                -------
all shipping costs incurred each day.   Invoices and credits received during
dated from the 1st to the 15th of each month will accumulated by Buy.com and the aggregate total will be due and payable net on the 1st day of the month following the invoice date. Invoices and credits received during dated from the 16th to the end of each month will accumulated by Buy.com and the aggregate total will be due and payable net on the 15th day of the month following the invoice date. All payments shall be by check or wire transfer to Distributor's account at [***] Distributor may designate. All payments by check shall be deemed to have been paid on the postmark date upon which such payment was sent to Distributor.

           d.   Records/Audit Rights.  Distributor shall keep and maintain
                --------------------
detailed and accurate books and records with regard to shipping costs and the Operations Manual at such address(es) as it shall notify Buy.Com of in writing from time to time. Buy.Com or its representatives shall be entitled to review and audit such books and records and/or compliance with the terms of this Agreement during normal business hours upon reasonable notice to Distributor, as applicable, and copy pertinent materials from such books and records relating to the audit.

     11.   Distributor Representations and Warranties.  Distributor represents
           ------------------------------------------
and warrants to Buy.Com:

           a. that it has the rights and licenses (including without limitation appropriate sublicense rights) necessary to permit Buy.Com to market, resell, and distribute the Products via the Web Site, and to use, display and distribute the Product Information and Product

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Database and such other product materials, images, and information and related logos, product and brand names and trademarks of the applicable Product manufacturers and suppliers;

           b. that the manufacturers and vendors of the Products do not prohibit Buy.Com from allowing the resale of such Products via the Internet;

           c. that the Product Information and the Product Database as delivered to Buy.Com shall not (i) infringe any intellectual property rights of any person or any rights of publicity, personality, or privacy of any person;
(ii) violate any law, statute, ordinance, or regulation (including without limitation, the laws and regulations governing export control, unfair competition, anti-discrimination, consumer protection, or false advertising);
(iii) be defamatory, libelous or trade libelous, unlawfully threatening, or unlawfully harassing; (iv) be obscene, pornographic, or indecent; (v) violate any community or Internet standard; or (vi) contain any inaccuracies with regard to the descriptions, prices and availability of the Products.

           d. that (i) it has the full authority and legal right to carry out the terms of this Agreement; (ii) it has taken all action necessary to authorize the execution and delivery of this Agreement; (iii) this Agreement is a legal, valid, and binding obligation of Distributor and Buy.Com as the case may be, enforceable in accordance with its terms, except as limited by bankruptcy and other laws of general application relating to or affecting the enforcement of creditors' rights; and (iv) it has not entered into and is not currently a party to any agreement that conflicts with the terms of this Agreement;

           e. that the Products (i) shall be free and clear of all liens and encumbrances, (ii) shall be free from defects (including without limitation in workmanship, material, manufacture and design), and (iii) will comply with the requirements of the orders placed by customers of the Web Site.

     12.   Buy.Com Representations and Warranties.  Buy.Com represents and
           --------------------------------------
warrants that (i) it has the full authority and legal right to carry out the terms of this Agreement; (ii) it has taken all action necessary to authorize the execution and delivery of this Agreement; (iii) this Agreement is a legal, valid, and binding obligation of Distributor and Buy.Com as the case may be, enforceable in accordance with its terms, except as limited by bankruptcy and other laws of general application relating to or affecting the enforcement of creditors' rights; and (iv) it has not entered into and is not currently a party to any agreement that conflicts with the terms of this Agreement

     13.   Year 2000 Compliance.  Each party represents and warrants that its
           --------------------
data and information systems used in the performance of its obligations hereunder are Year 2000 Compliant. For purposes of this Agreement, "Year 2000 Compliant" shall mean that a party's data and information systems have not been materially affected by any inability to, individually and in combination, completely and accurately address, present, produce, store and calculate data involving dates before, on or after January 1, 2000.

     14.   Indemnification.  Distributor agrees to indemnify and defend Buy.Com
           ---------------
and its customers against, and hold Buy.Com and its customers free and harmless from, any and

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

all loss, damage, settlement or expense (including legal expenses), as incurred, resulting from or arising out of any breach of any of Distributor's representations and warranties in Section 11 or otherwise with respect to the distribution and sale of any of the Products, the use thereof or any Product defects; provided that Buy.Com immediately notifies Distributor, in writing, of any notice or claim of such loss, damage or expense involving the Products of which it becomes aware, and permits Distributor to control, in a manner not adverse to Buy.Com, the defense, settlement, adjustment or compromise of any such claim using counsel reasonably acceptable to Buy.Com. Distributor may employ counsel, at its own expense to assist it with respect to any such claim. Distributor shall carry and maintain insurance coverage satisfactory to Buy.Com to cover the above.

     15.   Mutual Liability Limitation.  UNDER NO CIRCUMSTANCES WILL EITHER
           ---------------------------
PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT.

     16.   Quarterly Review.  The parties agree to meet in person or by
           ----------------
teleconference at the beginning of every quarter to discuss (i) market trends,
(ii) new products, (iii) revisions of existing products, (iv) special promotions, as well as (v) Buy.Com's evaluation of the quality and timeliness of Distributor's performance. Distributor's performance with respect to the following criteria: headcount support for customer service, inventory planning, merchandising, the Product Information and Product Database, technology upgrades, manufacturer relationships, data quality, fulfillment rate and order turnaround time. Additional meetings and/or discussions will be conducted as necessary to achieve the incentive goals.

     17.   Term and Termination.
           --------------------

           a. Unless terminated earlier as provided herein, this Agreement shall have a term of one (1) year from the Effective Date, and shall be automatically renewed for up to five (5) additional one (1) year periods after the initial term, unless either party is otherwise notified by the other in writing at least thirty (30) days prior to the applicable anniversary date of the Effective Date of this Agreement. If the parties continue to do business with each other after such termination or after the expiration of the above term without full documentation, the relevant terms hereof will continue to govern the relationship unless otherwise expressly agreed in writing and except that the relationship may be terminated unilaterally by either party upon thirty (30) days written notice to the other.

           b.   Termination for Cause.  This Agreement may be terminated by a
                ---------------------
party for cause immediately by written notice upon the occurrence of any of the following events:

                (i) If the other ceases to do business, or otherwise terminates its business operations; or

                (ii) If the other shall fail to promptly secure or renew any license, registration, permit, authorization or approval for the conduct of its business in the manner contemplated by this Agreement or if any such license, registration, permit, authorization or

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

approval is revoked or suspended and not reinstated within sixty (60) days and the foregoing has a material adverse effect on either party's ability to perform its obligations hereunder on the other party; or

                (iii) If the other materially breaches any material provision of this Agreement and fails to cure such breach within thirty (30) days of written notice describing the breach; or

                (iv) If the other becomes insolvent or seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other (and not dismissed within 90 days).

           c. Each party understands that the rights of termination hereunder are absolute. Neither party shall incur any liability whatsoever for any damage, loss or expenses of any kind suffered or incurred by the other (or for any compensation to the other) arising from or incident to any termination or expiration of this Agreement by such party which complies with the terms of the Agreement whether or not such party is aware of any such damage, loss or expenses.

           d. In the event of any termination or expiration, (i) Distributor shall continue to fulfill any orders then pending and (ii) Distributor shall continue to handle and process any returns of Products it receives from customers for a period of ninety (90) days after the effective date of such termination.

           e. Termination is not the sole remedy under this Agreement and, whether or not termination is effected, all other remedies will remain available.

           f. In addition to any provisions that survive termination or expiration according to their terms and payment obligations, the following sections shall survive termination or expiration of this Agreement: Sections 7, 8, 10, 11, 12, 14, 15, 17, 20-31.

     18.   Insurance.  Distributor agrees to maintain insurance, [***], against
           ---------
loss or damage by fire or other casualty to the Product inventory or other assets in the possession at any time of Distributor, against any loss arising from any business interruption or other Distributor outages, and against any claims and liability growing out of either product liability, advertising liability or trademark or service mark, patent or copyright infringement with respect to such Product inventory, the Product Information or the Product Database or other assets. Distributor, at Buy.Com's request, shall provide a Certificate of Insurance for the Distributor reflecting such coverage. Distributor agrees to maintain at all times during the Term insurance coverage on its distribution facilities at reasonable levels. Distributor shall name Buy.com as an additional Insured under its applicable insurance policies.

     19.   Assignment.  This Agreement may not be assigned by either party
           ----------
without the prior written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, (a) either party may assign this Agreement, upon notice to, and without the consent of the other party, to any person or entity that acquires the assignor's business or substantially all of the assignor's assets by merger, stock sale, or other means provided that the assignee is capable of performing assignor's obligations under this Agreement,

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

provided that any assignee of Distributor cannot be reasonably deemed a competitor of Buy.Com. Any attempted assignment in violation of this Section 20 shall be void.

     20.   Confidentiality.  Buy.Com and Distributor acknowledge that, in the
           ---------------
acquire information, identified as confidential, about the other party, its business activities and operations, its technical information and trade secrets, of a highly confidential and proprietary nature, including without limitation, marketing records and plans, forecasts and strategies, merchandising records, customer records and mailing lists, cost structures, allocation and pass through procedures, staffing levels, systems information, technology, technical information, know-how, computer programs, and general financing and business plans and information (all such information relating to Buy.Com or Distributor being "Confidential Information" and the party to whom such Confidential Information relates being the "Proprietary Party"). Each party will hold the other party's Confidential Information in strict confidence and will use reasonable precautions to prevent the unauthorized disclosure or access to the other party's Confidential Information. Each party shall employ at least those precautions that such party employs to protect its own confidential or proprietary information. Distributor and Buy.Com agree that each will not, during the Term hereof or thereafter and unless otherwise instructed by the Proprietary Party in writing, (i) divulge, furnish, disclose, or make accessible to any third party (other than directors, officers, employees, agents, advisors and potential investors of either party thereto) any of the other's Confidential Information; provided however, that each party may disclose Confidential Information or other information regarding this Agreement for which disclosure is required by the Securities and Exchange Commission; or (ii) make use of any of the other's Confidential Information, other than as reasonably necessary for performance under this Agreement; provided however, that Confidential Information shall not include any information which (i) at the time of disclosure by the other party or thereafter is generally available to and known by the public other than through any action or inaction of such party, (ii) was available to the other party on a non-confidential basis from a source other than the Proprietary Party, provided that such source is not bound by a confidentiality agreement, or contractual or fiduciary obligation with the Proprietary Party, or (iii) has been independently acquired or developed by the other party by persons without access to such information and without use of any Confidential Information of the Proprietary Party, and without violating any obligations under this Agreement, or of any other agreement between Buy.Com and Distributor. Each party, with prior written notice to the Proprietary Party, may disclose such Confidential Information to the minimum extent possible that is required to be disclosed to a governmental entity or agency in connection with seeking any governmental or regulatory approval, or pursuant to the lawful requirement or request of a governmental entity or agency, provided that reasonable measures are taken to guard against further disclosure, including without limitation, seeking appropriate confidential treatment or a protective order, or assisting the other party to do so.

     21.   Notices.  Any notice or other communication required or permitted
           -------
to be made or given to either party under this Agreement shall be deemed sufficiently made or given on the date of delivery if delivered in person, by facsimile, or by overnight commercial courier service with tracking capabilities with costs prepaid, or three (3) days after the date of mailing if sent by certified first class U.S. mail, return receipt requested and postage prepaid, at the address

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

of the parties set forth below or such other address as may be given from time to time under the terms of this notice provision.

          If to Distributor:

              Direct Source Distributing, Inc.
              1800 Waters Ridge Drive
              Suite 400
              Lewisville, TX  75057
              Attn: Paul Grout
              [***]

          With a copy to:

              Direct Source Distributing, Inc.
              1800 Waters Ridge Drive
              Suite 400
              Lewisville, TX  75057
              Attn: General Counsel
              [***]
              General Counsel

          If to Buy.Com:

              Buy.Com Inc.
              85 Enterprise
              Aliso Viejo, CA  92656
              [***]
              Attn:  Brent Rusick

          With a copy to:

              Buy.Com Inc.
              85 Enterprise
              Aliso Viejo, CA  92656
              [***]
              Attn:  General Counsel

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

     22.   Controlling Law and Jurisdiction.  This Agreement shall be governed,
           --------------------------------
of California and the United States, without regard to the conflicts of laws provisions thereof. Unless waived by Buy.Com (which it may do in its sole discretion) the exclusive jurisdiction and venue of any action with respect to the subject matter of this Agreement shall be the Superior Court of California for the County of Orange or the United States District Court for the Central District of California and each of the parties hereto submits itself to the exclusive jurisdiction and venue of such courts for the purpose of any such action. Service of process in any such action may be effected in the manner provided in Section 21 for delivery of notices.

     23.   Waivers and Amendments.  Except as otherwise expressly provided
           ----------------------
herein, any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or any particular instance and either retroactively or prospectively) only with the written consent of the parties. However, it is the intention of the parties that this Agreement be controlling over additional or different terms of any order, confirmation, invoice or similar document, even if accepted in writing by both parties, and that waivers and amendments shall be effective only if made by non-pre-printed agreements clearly understood by both parties to be an amendment or waiver.

     24.   Severability.  In the event that any provision of this Agreement
           ------------
shall be unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity shall only apply to such provision and shall not render this Agreement unenforceable or invalid as a whole; and, in such event, such provision shall be modified or interpreted so as to best accomplish the objective of such unenforceable or invalid provision within the limits of applicable law or applicable court decision and the manifest intent of the parties hereto.

     25.   Relationship of the Parties.  The parties hereto expressly
           ---------------------------
understand and agree that the other is an independent contractor in the performance of each and every part of this Agreement, is solely responsible for all of its employees and agents and its labor costs and expenses arising in connection therewith. This Agreement does not make either party the employee, agent or legal representative of the other.

     26.   Complete Agreement.  This Agreement (and all Exhibits hereto)
           ------------------
constitutes the entire understanding and agreement with respect to the subject matter hereof and supersedes all proposals, oral or written, all negotiations, conversations, or discussions between or among the parties relating to the subject matter of this Agreement and all past dealing or industry custom.

     27.   No Third-Party Beneficiaries.  The parties do not intend, nor shall
           ----------------------------
any clause be interpreted, to create under this Agreement any obligations or benefits to, or rights in, any third party from either Buy.Com of Distributor.

     28.   Publicity.  Neither party shall issue any press release
           ---------
regarding this Agreement or otherwise disclose the existence or terms of this Agreement without the prior

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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

written consent of the other party except to the extent such disclosure is required by law and only if the disclosing party provides reasonable prior notice to the other party of the disclosure.

     29.   Headings.  Section headings are for reference only and shall not
           --------
affect the interpretation of this Agreement.

     30.   Successors in Interest.  This Agreement and all of the provisions
           ----------------------
the successors in interest and assigns of the parties.

     31.   Counterparts.  This Agreement may be executed in any number of
           ------------
separate counterparts each of which when executed by and delivered to the other party shall be an original as against the party whose signature appears thereon, but all such counterparts shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement by persons duly authorized as of the date and year first above written.

                                    BUY.COM INC.

                                    By  /s/ Brent Rusick
                                       -----------------------------------------

                                    Name  Brent Rusick
                                         ---------------------------------------

                                    Title  SVP Operations and Technology
                                          --------------------------------------


                                    DISTRIBUTOR

                                    By  /s/ Paul Grout
                                       -----------------------------------------

                                    Name  Paul Grout
                                         ---------------------------------------

                                    Title  President, Direct Source Distributing
                                          --------------------------------------


[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

                                       13